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                                                                   EXHIBIT 10.48



                           CROWN PAPER CO., as Issuer


                                      and


                        THE BANK OF NEW YORK, as Trustee

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                         SECOND SUPPLEMENTAL INDENTURE


                         Dated as of September 28, 1998

                                       to

                                   Indenture
                          Dated as of August 23, 1995

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                                   11% Senior

                               Subordinated Notes

                                    due 2005
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          SECOND SUPPLEMENTAL INDENTURE (hereafter, the "Second Supplemental
Indenture") dated as of September 28, 1998 between CROWN PAPER CO. (hereinafter, the "Company"), a corporation duly organized and existing under the laws of the Commonwealth of Virginia, and THE BANK OF NEW YORK (hereinafter, the "Trustee"), a banking corporation organized and existing under the laws of the State of New York.


                             W I T N E S S E T H :


          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 23, 1995 (as amended by the First Supplemental Indenture dated October 18, 1996, hereinafter, the "Indenture") providing for the issuance of the Company's 11% Senior Subordinated Notes due 2005 (hereinafter, the "Securities"); and

          WHEREAS, pursuant to Section 902 of the Indenture, the Company has obtained the consent of the Holders of not less than a majority in principal amount of the outstanding Securities to the amendments made hereby;

          WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

          WHEREAS, the Company has delivered an Officers' Certificate and Opinion of Counsel to the Trustee pursuant to Section 903 of the Indenture; and

          WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;


          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all present and future holders of Securities, as follows:

          Section 1. The definition of "Permitted Investment" in Section 101 of the Indenture shall read in its entirety as follows:

          "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses (iv), (v) and (vi) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments;
     (iv) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 1012 to the extent such
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     Investments are non-cash proceeds as permitted under such covenant; (v)
     Investments acquired by the Company or any Subsidiary in connection with any sale, conveyance, transfer, lease or other disposition (collectively, a "transfer") of any properties or assets to another Person, which transfer does not constitute an Asset Sale; (vi) a loan of up to $10.1 million to the ESOP by the Company as contemplated by the Contribution Agreement;
     (vii) Investments in existence on the date of this Indenture; and (viii) the receipt of $8,045,796 in aggregate principal amount of Holdings PIK Notes from the Fort James Entities in the Spin-Off Settlement pursuant to the terms of the Spin-Off Settlement Agreement.

          Section 2. The definition of "Asset Sale" in Section 101 of the Indenture shall read in its entirety as follows:

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by Article Eight, (B) that is by the Company to any Guarantor, or by any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of this Indenture, (C) that is of obsolete equipment in the ordinary course of business, (D) the sale by the Company of its mill and related operations located in Milford, New Jersey, (E) the sale by the Company of timber properties (other than in a Timber Asset
     Swap) in an aggregate principal amount of up to $10 million during the term of the Indenture, (F) in addition to the items described in clauses (A) through (E), assets, the Fair Market Value of which in the aggregate during the term of this Indenture, for all transfers, does not exceed $40 million, or (G) in the Spin-Off Settlement pursuant to the terms of the Spin-Off Settlement Agreement.

          Section 3. Section 101 of the Indenture is hereby further amended by adding the following defined terms in the proper alphabetical order:

     "Fort James Entities" means Fort James Corporation (successor by merger to James River Corporation), Fort James Operating Company, Fort James Fiber Company and Fort James International Holdings, Ltd.

     "Holdings PIK Notes" means the 11.45% Senior Pay-in-Kind Notes due 2007 issued by Holdings.

     "Spin-Off Settlement" means the transactions contemplated by Sections 2.2 through 2.9, inclusive, of the Spin-Off Settlement Agreement.

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     "Spin-Off Settlement Agreement" means the Option and Settlement Agreement dated as of March 18, 1998 among the Fort James Entities, Holdings and the Company.

          Section 4. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

          Section 5. The Trustee accepts this Second Supplemental Indenture and the amendment of the Indenture effected thereby and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture as hereby amended.

          Section 6. Except as hereby expressly amended, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          Section 7. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          Section 8. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.
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          Section 9.  This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof).


          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                    CROWN PAPER CO.



                                    By: /s/ Christopher M. McLain
                                        ---------------------------------------
                                    Name: Christopher M. McLain
                                    Title: Senior Vice President


                                    THE BANK OF NEW YORK, as Trustee



                                    By: /s/ Thomas C. Knight
                                        ---------------------------------------
                                    Name: Thomas C. Knight
                                    Title: Assistant Vice President